Exhibit 99.1

Christoph Pereira

Vice President, Chief Risk Officer Chief Corporate Counsel

General Electric Company 41 Farnsworth Street

Boston, MA 02210

T +1 617 443 2952

christoph.pereira@ge.com

June 27, 2019

Baker Hughes, a GE company

17021 Aldine Westfield Road

Houston, Texas 77073

Attention:	William D. Marsh, Chief Legal Officer Lee Whitley, Corporate Secretary

Please find enclosed an action by written consent of stockholders of Baker Hughes, a GE company (the “Company”), duly executed by General Electric Company and certain of its affiliates that together hold a majority of the voting power of the issued and outstanding shares of Class A and Class B common stock, both classes of which are $0.0001 par value per share, of the Company.

We also enclose for your convenience a form of the notice which is required to be promptly given to the Company’s stockholders pursuant to Section 228(e) of the General Corporation Law of the State of Delaware and request that you distribute it as required by that section.

[Signature Page Follows]

If you have any questions regarding the foregoing or the enclosed written consent of stockholders, please do not hesitate to contact us.

Sincerely,

GENERAL ELECTRIC COMPANY

By:	/s/ Christoph A. Pereira
Name: Christoph A. Pereira
Title: Vice President, Chief Risk Officer and Chief Corporate Counsel

cc:

The Corporation Trust Company, as registered agent of the Company

Enclosures